U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     April 12, 2005



                   FASHION TECH INTERNATIONAL, INC.
        (Exact name of registrant as specified in its charter)


             NEVADA                   333-83125        87-0395695
(State or other jurisdiction          Commission     (I.R.S. Employer
of incorporation or organization)     File Number    Identification No.)


    311 South State Street, Suite 460, Salt Lake City, Utah 84111
               (Address of principal executive offices)

                            (801) 364-9262
         (Registrant's telephone number, including area code)



       (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the
       Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the
       Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b)
       under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c)
       under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

       On April 12, 2005, certain persons purchased 1,095,000 shares from existing shareholders of the registrant, including all of the shares held by Scott Bills, Paul McAlister, and Clair Olsen, who have previously been disclosed as owners of more than 5% of the registrant's stock. After reflecting this transaction, the following table contains current stock ownership information about officers or directors, and other stockholders known to be beneficial owners of
more than 5% of the registrant's stock.   A beneficial owner of stock is
any person who has or shares the power to decide how to vote or whether to dispose of the stock.

                                 Title of               Amount & Nature of  % of
Name and Address                  Class               Beneficial Ownership  Class
Principal Shareholders

Lynn Dixon                       Common                   1,974,750 shares  54.99%
311 S. State, #460
SLC, UT 84111

Thomas G. Kimble                 Common                   1,060,605 shares  29.5%
311 S. State, #460
Salt Lake City, UT 84111

Officers and Directors

Pam Jowett                       Common                      25,000 shares  0 .7%
2508 S. 1300 E.
SLC, UT 84106

All officers and directors as a  Common                      25,000 shares  0 .7%
group (1 person)

                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              Fashion Tech International, Inc.



Date: April 18, 2005          by:     /s/ Pam Jowett
                                  Pam Jowett, President & Director